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                                                                    EXHIBIT 10.4

                            JOINT MARKETING AGREEMENT

      THIS JOINT MARKETING AGREEMENT ("Agreement"), effective as of the 19th day of March, 2003, between DealerTrack Holdings, Inc., a Delaware corporation ("Parent"). DealerTrack, Inc., a Delaware corporation ("DT"), Credit Online, Inc., a Delaware corporation ("COL"), and First American CREDCO, a division of First American Real Estate Solutions LLC, a California limited liability company ("CREDCO").

                                    RECITALS

      A. CREDCO obtains credit and other information regarding consumers from one or more of the national credit database repositories (each a "Repository" and, collectively, the "Repositories") and uses such information to produce an integrated credit report and/or a single Repository credit report (together with credit scores and other enhancements that CREDCO may offer from time to time in accordance with the terms of this Agreement, as well as various formats of such reports intended for use by end-users, including eye-readable and raw data and the CREDCO credit report known as "CreditMaster", the "Instant Merge Report") for sale to end-users with a permissible purpose for such report. Such reports are generated and produced by CREDCO's host system known as Instant Merge ("Instant Merge"). In addition, CREDCO enables end-users to obtain credit reports directly from the Repositories using CREDCO subscriber codes and/or directly provides end-users credit and other information regarding consumers from one or more Repositories (together with credit scores and other enhancements that CREDCO and/or the Repositories may offer from time to time, as well as various formats of such reports intended for use by end-users, including eye-readable and raw data, "CREDCO Credit Reports; CREDCO Credit Reports, together with Instant Merge Reports, "CREDCO Products").

      B. Parent, through its controlled Affiliates, including DT and COL (the controlled Affiliates of Parent, including DT and COL, the "DealerTrack Companies") enable business-to-business transactions to dealers ("Dealers") of passenger vehicles, light trucks, snowmobiles, recreational vehicles, motorcycles, boats and other watercraft and/or commercial vehicles ("Automobiles") through an electronic network or networks (such network or networks, including any DealerTrack Web Product (as defined below), the "DealerTrack Network") which, among other things, enables (a) Dealers to transmit credit applications to financial institutions and other financing sources ("Lenders"), (b) Lenders to receive such credit applications transmitted by Dealers, (c) Dealers to receive credit decisions from Lenders with respect to such credit applications, (d) Dealers to receive credit bureau reports from Repositories, credit bureau report resellers, sales agents, marketing representatives and other sellers and providers of credit bureau reports ("Credit Bureau Report Providers") and (e) do any of the foregoing through various user interfaces, including, without limitation, the browser-based product, known as DealerTrack.com (the "DealerTrack Web Product"). Dealers which subscribe to or use the DealerTrack Network are referred to herein as "Customers".

      C. The parties desire CREDCO to offer, and the DealerTrack Companies that offer credit bureau reports through the DealerTrack Network to promote, make available and distribute CREDCO Products to Customers which are approved to receive CREDCO Products in accordance with this Agreement. Such Customers will access CREDCO Products through the DealerTrack Network.

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      NOW THEREFORE, CREDCO, Parent (only for the purposes of Sections 7.2, 9 and 10), DT and COL agree as follows:

                                   SECTION 1.

                       DISTRIBUTION; SALES AND MARKETING

      1.1 Appointment. Subject to the terms and conditions of this Agreement, CREDCO hereby appoints the DealerTrack Companies as non-exclusive marketing representatives and distributors of CREDCO Products to Customers and potential Customers. The DealerTrack Companies hereby accept such appointment. The DealerTrack Companies hereby acknowledge and agree that such appointment is non-exclusive and that, any provision of this Agreement notwithstanding, CREDCO reserves the right to appoint other marketing representatives and distributors of CREDCO Products to any person or entity and that CREDCO reserves the right to distribute CREDCO Products directly to any person or entity.

      1-2 Exclusive Marketing Representative.

      (a) The DealerTrack Companies that offer credit bureau reports through the DealerTrack Network will not promote, offer, market or sell credit bureau report products of any other Credit Bureau Report Provider and will not themselves become a Credit Bureau Report Provider except in connection with the Existing Arrangements (as defined below). For purposes of clarity, nothing contained in this Agreement shall be construed to limit, restrict or otherwise hinder any DealerTrack Company's ability to allow a Dealer (as defined below) to access a credit bureau report through the DealerTrack Network from a Credit Bureau Report Provider using any bureau subscriber code. For purposes of this Agreement, "Existing Arrangements" means (i) the Strategic Business, Marketing and License Agreement, dated January 30, 2003, by and among DT, COL, ADP Canada Co. and ADP, Inc. (ADP Canada Co. and ADP, Inc., collectively "ADP") (together with Permitted Amendments, if any, the "ADP Agreement"); (ii) the Strategic Business, Marketing and License Agreement, dated January 30, 2003, by and among DT, COL and The Reynolds and Reynolds Company ("R+R") (together with Permitted Amendments, if any, the "R+R Agreement"); (iii) the Reseller Services Agreement, [undated], by and between DealerTrack.com, Inc. and Experian Information Solutions, Inc. (the "Experian Agreement"); (iv) the Distribution Agreement, dated April 1, 2002, by and between DT and Equifax Information Services LLC; (v) the Network Processing Agreement, dated April 15, 2002, by and between DT and Trans Union LLC and (vi) any Permitted Amendment (as defined below).

      (b) In the event a DealerTrack Company amends or modifies the R+R Agreement the consequence of which is that such DealerTrack Company engages in or is required to engage in Excluded Activity, then such DealerTrack Company shall pay CREDCO the amount of net revenue it derives from such Excluded Activity for so long as such amendment or modification remains in effect.

      (c) In the event a DealerTrack Company amends or modifies the ADP Agreement the consequence of which is that such DealerTrack Company engages in or is required to engage in Excluded Activity, then such DealerTrack Company shall pay CREDCO the amount of net revenue it derives from such Excluded Activity for so long as such amendment or modification remains in effect.

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DealerTrack Joint Marketing Agreement


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      (d) For purposes of this Section 1.2:

      "Excluded Activity" means being a Credit Bureau Report Provider and/or selling credit bureau reports of any other Credit Bureau Report Provider.

      "Permitted Amendment" shall mean any modification, amendment or extension of (i) the ADP Agreement or the R+R Agreement or (ii) any Repository Agreement permitted by Section 1.2(e).

      "Repository Agreements" means the agreements listed in subparagraphs
(iii), (iv) and (v) in Section 1.2(a), above.

      (e) Any DealerTrack Company may amend, modify or extend the Repository Agreements, provided that such amendments, modifications or extensions do not, without the prior written consent of CREDCO, (i) extend the term of any such Repository Agreement, except solely to the extent necessary to meet any DealerTrack Company's obligations under the ADP Agreement, the R+R Agreement or this Agreement, or (ii) have an adverse impact on CREDCO's rights under this Agreement. With respect to the Experian Agreement, any failure by DealerTrack to give notice of non-renewal by DealerTrack within one year of the date of this Agreement shall be considered an "extension" of the Experian Agreement for the purposes of this Section 1.2(e).

      (f) DealerTrack agrees to provide sufficient and timely notice to the parties to the Repository Agreements in the event of DealerTrack's termination of such Repository Agreements.

      (g) DT and CREDCO shall work together after the execution of this Agreement to ensure that each party to this Agreement understands the provisions of the Existing Arrangements which act as restrictions, limitations or exceptions to any provisions of this Agreement.

      1.3 Non-Exclusive Distributorship. For the avoidance of doubt, nothing in
Section 1.2 shall preclude the DealerTrack Companies from distributing to Customers through the DealerTrack Network credit reports provided by the Repositories, ADP or R+R, provided that in the course of distributing such credit reports no DealerTrack Company promotes, offers or markets credit bureau reports other than CREDCO Products, except as permitted under Section 1.2.

      1.4 CREDCO Acknowledgements. CREDCO acknowledges that DT and COL have entered into an agreement with ADP, and that pursuant to such agreement, DT has agreed not to and has agreed to cause COL not to promote, offer, market or sell credit reports, including CREDCO Products, to Customers which use ADP's dealer management system (each such Customer, an "ADP DMS Dealer"). CREDCO further acknowledges that DT and COL have entered into an agreement with R+R, and that pursuant to such agreement, DT has agreed not to and has agreed to cause COL not to promote, offer, market or sell credit reports, including CREDCO Products, to Customers which use R+R's dealer management system (each such Customer, an "R+R DMS Dealer").

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DealerTrack Joint Marketing Agreement


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      1.5 Assignment of DealerTrack Credit Bureau Customers. The DealerTrack
Companies hereby sell, assign, transfer and deliver to CREDCO those rights and obligations arising or accruing from and after the date hereof that the DealerTrack Companies have with respect to the provision of credit bureau reports to Customers other than a Customer which is an ADP DMS Dealer and/or R+R DMS Dealer (the "Assigned DT Bureau Customers"); provided, however, that the DealerTrack Companies transfer no right, including the right to receive payment, in connection with products sold or services performed prior to the date hereof (an "Excluded DT Assigned Right"); provided, further, the DealerTrack Companies transfer no obligations, including the obligation to make payment or indemnify any person or entity, in connection with products sold or services performed prior to the date hereof (the "Excluded DT Assigned Liabilities"). In the event CREDCO receives payment in connection with an Excluded DT Assigned Right, CREDCO shall as soon as practicable following the receipt of such payment and in no event later than 30 days following receipt of such payment, transfer such payment to the DealerTrack Company entitled to receipt of such payment. CREDCO hereby assumes all liabilities and obligations, other than Excluded DT Assigned Liabilities, with respect to the Assigned DT Bureau Customers. The DealerTrack Companies, on the one hand, and CREDCO, on the other hand, acknowledge and agree that credit bureau reports will continue to be delivered to the Customer through the DealerTrack Network. In the event that the relevant agreement between a DealerTrack Company and the Customer does not permit such DealerTrack Company to sell, assign, transfer and/or deliver its rights and/or obligations to CREDCO with respect to the provision of credit bureau reports (the "Subcontracted DT Bureau Customers"), such DealerTrack Company hereby subcontracts its obligations under such contracts (other than contracts with a Customer that is an ADP DMS Dealer and/or an R+R DMS Dealer) to CREDCO, excluding obligations (including obligations to make payment or indemnify any person or entity) in connection with products sold or services performed prior to the date hereof ("Excluded DT Subcontracted Liabilities"), in consideration for which the DealerTrack Company shall subcontract to CREDCO the right to collect and keep all amounts payable any DealerTrack Company under such contracts and, if necessary, agrees to prosecute any rights thereunder at CREDCO's direction and expense; provided, however, that no DealerTrack Company shall be required to subcontract the right to collect and keep payments for products sold or services performed prior to the date hereof ("Excluded DT Subcontracted Right"). In the event CREDCO collects payment in connection with an Excluded DT Subcontracted Right, CREDCO shall as soon as practicable following the receipt of such payment and in no event later than 30 days following receipt of such payment, transfer such payment to the DealerTrack Company entitled to receipt of such payment. As between CREDCO and the DealerTrack Companies, CREDCO shall have the right to sign Assigned DT Bureau Customers and Subcontracted DT Bureau Customers to new contracts, as well as assign such Customers CREDCO subscriber codes. The DealerTrack Companies and CREDCO will work together to facilitate the transfer of the Customer relationship to CREDCO and the payment of any amounts due CREDCO in connection with the assignments and subcontracts described above in this
Section 1.5.

      1.6 Assignment or Subcontracting of COL Credit Bureau Customers.

      (a) COL hereby sells, assigns, transfers and delivers to CREDCO those rights and obligations arising or accruing from and after the date hereof that COL has with respect to the provision of credit bureau reports to Customers of COL (the "Assigned COL Bureau Customers"); provided, however, that COL transfers no right, including the right to receive payment, in connection with products sold or services performed prior to the date hereof (an "Excluded COL Assigned Right"); provided, further, that COL transfers no obligations, including the obligation to make payment or

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DealerTrack Joint Marketing Agreement


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indemnify any person or entity, in connection with products sold or services performed prior to the date hereof (the "Excluded COL Assigned Liabilities"). In the event CREDCO receives payment in connection with an Excluded COL Assigned Right, CREDCO shall as soon as practicable following the receipt of such payment and in no event later than 30 days following receipt of such payment, transfer such payment to COL. CREDCO hereby assumes all liabilities and obligations, other than Excluded COL Assigned Liabilities, with respect to the Assigned COL Bureau Customers. COL, on the one hand, and CREDCO, on the other hand, acknowledge and agree that credit bureau reports will continue to be delivered to COL's customers through the DealerTrack Network. In the event that the relevant agreement between COL and COL's customer does not permit COL to sell, assign, transfer and/or deliver its rights and/or obligations to CREDCO with respect to the provision of credit bureau reports (the "Subcontracted COL Bureau Customers"), COL hereby subcontracts its obligations under such contracts to CREDCO, excluding obligations (including obligations to make payment or indemnify any person or entity) in connection with products sold or services performed prior to the date hereof ("Excluded COL Subcontracted Liabilities", together with Excluded DT Assigned Liabilities, Excluded DT Subcontracted Liabilities and Excluded COL Assigned Liabilities, the "Excluded Liabilities"), in consideration for which COL shall subcontract to CREDCO the right to collect and keep all amounts payable COL under such contracts and, if necessary, agrees to prosecute any rights thereunder at CREDCO's direction and expense; provided, however, that (i) COL shall not be required to subcontract the right to collect and keep payments for products sold or services performed prior to the date hereof ("Excluded COL Subcontracted Right"), and (ii) in the event COL collects any amounts payable for products sold or services performed prior to the date hereof under such contracts, COL shall pay CREDCO such amounts. In the event CREDCO collects payment in connection with an Excluded COL Subcontracted Right, CREDCO shall as soon as practicable following the receipt of such payment and in no event later than 30 days following receipt of such payment, transfer such payment to COL. As between CREDCO and the DealerTrack Companies, CREDCO shall have the right to sign Assigned COL Bureau Customers and Subcontracted COL Bureau Customers to new contracts, as well as assign such Customers with CREDCO subscriber codes. The DealerTrack Companies and CREDCO will work together to facilitate the transfer of the Customer relationship to CREDCO and the payment of any amounts due CREDCO in connection with the assignments and subcontracts described above in this Section 1.6.

      (b) With respect to Assigned COL Bureau Customers and Subcontracted COL Bureau Customers which are also ADP DMS Dealers, COL hereby assigns and CREDCO hereby assumes, COL's obligation to ADP under Section 3.5 of that certain Strategic Business, Marketing and License Agreement, dated October 1, 2001, by and between COL, First American Credit Management Solutions, Inc. ("CMSI") and ADP for CREDCO Products sold to ADP DMS Dealers after the date hereof.

      (c) With respect to Assigned COL Bureau Customers and Subcontracted COL Bureau Customers which are also R+R DMS Dealers, COL hereby assigns and CREDCO hereby assumes, COL's obligation to R+R under Section 3.5(a) of that certain Strategic Business, Marketing and License Agreement, dated October 1, 2001, by and COL, CMSI and R+R for CREDCO Products sold to R+R DMS Dealers after the date hereof.

      1.7 Availability. Subject to Section 5.5, the DealerTrack Companies will make CREDCO Products (including, without limitation, any enhancements and modifications) available through the

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DealerTrack Joint Marketing Agreement

DealerTrack Network, to the extent that the DealerTrack Network offers or makes available credit bureau products.

                                   SECTION 2.

                                CUSTOMER SET UP

      2.1 Direct Relationship with CREDCO Required. In order to receive CREDCO Products through the DealerTrack Network, a Customer must have a direct contractual relationship with CREDCO, and CREDCO must approve the Customer for such service after completion of the account set-up process described in this
Section 2 and, in connection therewith, CREDCO may require a security deposit from such Customer. For purposes of this Agreement, Customers who are approved by CREDCO for access to CREDCO Products through the DealerTrack Network are referred to as "DealerTrack Participating Customers". CREDCO will obtain, or in the event a DealerTrack Company agrees to participate in the account set-up process, such DealerTrack Company will obtain executed CREDCO account set-up documentation from a proposed DealerTrack Participating Customer, including CREDCO's Agreement for Service, which shall be in a form specified by CREDCO and which will include the dealer management system used by the Customer, other applicable addenda, and any other documents required by CREDCO from time to time (together, "Customer Documents"). In the event that a DealerTrack Company obtains the Customer Documents, such DealerTrack Company will deliver the originals to CREDCO for its prior review and approval. The DealerTrack Companies acknowledge and agree that CREDCO's approval guidelines may change from time to time. The DealerTrack Companies agree to use commercially reasonable efforts to provide such functionality on the DealerTrack Network which would enable a Customer or potential Customer to complete the enrollment process for CREDCO Products through the DealerTrack Network.

      2.2 Physical Inspection. A physical inspection of each proposed DealerTrack Participating Customer will be required if not already on file with CREDCO and the inspection form must be completed and returned to CREDCO as part of the set-up process. CREDCO uses a third party to conduct such physical inspections, and, subject to the next sentence, CREDCO may charge DealerTrack Participating Customers a one-time fee ("Inspection Fee") for such inspections. In the event a DealerTrack Company desires to conduct such physical inspections itself, it may do so with CREDCO's prior written permission (which will not be unreasonably withheld), and in such circumstances, CREDCO will not impose any Inspection Fee on such DealerTrack Participating Customer. If a DealerTrack Company, or a representative of a Lender that participates in the DealerTrack Network as an independent contractor of a DealerTrack Company, conducts the physical inspection contemplated by this Section 2.2, such DealerTrack Company may charge the DealerTrack Participating Customer a fee equal to CREDCO's then-prevailing rate.

      2.3 Customer Approval. Upon receipt of Customer Documents and the inspection form relating to a prospective DealerTrack Participating Customer, CREDCO will review the information provided to ensure that the applicant meets its requirements for the receipt of CREDCO Products through the DealerTrack Network. After approval of the Customer as a DealerTrack Participating Customer, CREDCO will issue access codes to the DealerTrack Participating Customer and/or a DealerTrack Company, as necessary. CREDCO reserves the right to deny DealerTrack Participating Customer status to any Customer or revoke such status in its reasonable discretion. CREDCO will use commercially reasonable efforts to provide the appropriate DealerTrack Company with prior notice

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DealerTrack Joint Marketing Agreement
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before taking any such action, unless immediate action is required, in which event CREDCO will provide such notice as soon as reasonably practicable.

                                    SECTION 3

                          DELIVERY OF CREDCO PRODUCTS

      3.1 Order Process.

            (a) DealerTrack Participating Customers using a CREDCO host subscriber code will transmit orders for CREDCO Products to the DealerTrack Network, and the DealerTrack Companies will transmit these orders, together with all identification information reasonably required by CREDCO solely to process the order, to CREDCO via a secure lease line ("Lease Line"). CREDCO will fulfill the order and transmit the applicable CREDCO Product to the DealerTrack Network through the Lease Line.

            (b) DealerTrack Participating Customers using a CREDCO Repository subscriber code will transmit orders for CREDCO Credit Reports directly to the applicable Repository using such technology as is reasonably required by such Repository, which technology will be provided by the DealerTrack Companies using commercially reasonable efforts and otherwise to the extent provided for in any agreement or understanding between a DealerTrack Company and a Repository.

            (c) The DealerTrack Companies will post the CREDCO Product received from CREDCO and/or the Repository to a secure location on the DealerTrack Network that is accessible by the DealerTrack Participating Customer who ordered the report and its Affiliates, which may access the applicable CREDCO Product through the DealerTrack Web Product or any other CREDCO-approved interface of the DealerTrack Companies.

      3.2 Network Requirements. The DealerTrack Companies that offer credit bureau reports through the DealerTrack Network will use commercially reasonable efforts to enable DealerTrack Participating Customers to access CREDCO Products through the DealerTrack Network, and CREDCO will provide reasonable technical assistance required by the DealerTrack Companies in connection with such modifications. For purposes of clarity, COL shall have no obligation to enable such access to the CREDCO Products after any date on which COL has ceased to offer credit bureau reports through the DealerTrack Network. The DealerTrack Companies will provide to CREDCO a description of their current security features and policies implemented to prevent unauthorized access of CREDCO Products through the DealerTrack Network, including all relevant security certificates. The DealerTrack Companies will not materially decrease the level of security currently offered by the DealerTrack Companies without CREDCO's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. The DealerTrack Companies agree that (a) CREDCO Products will be posted on the DealerTrack Network in the form reasonably specified by CREDCO and reasonably approved by the DealerTrack Companies subject to any changes reasonably requested by the DealerTrack Companies from time to time and reasonably approved by CREDCO, (b) they will not store, archive, copy or otherwise retain CREDCO Products or any information therein for any period in excess of the time period that CREDCO must adhere to under its agreements with the Repositories and any other applicable requirement, which is currently seven
(7) days, and (c) they will not transfer, disseminate, provide, or otherwise disclose or use any CREDCO Product or information contained therein for any purpose, except to provide access to such report to the DealerTrack Participating Customer who ordered

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DealerTrack Joint Marketing Agreement
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it and/or its Affiliates, and/or to otherwise carry out its obligations under this Agreement. The DealerTrack Companies further agree, at their own expense, to modify, enhance, or improve the DealerTrack Network to conform to technical requirements to which the DealerTrack Companies and CREDCO may mutually agree to from time to time. CREDCO agrees, at its own expense, to modify, enhance, or improve all CREDCO Product-related systems and networks ("CREDCO Systems") to conform to technical requirements which the DealerTrack Companies and CREDCO may mutually agree to from time to time. Each party shall be responsible, at its own expense, for maintaining the security of all systems and networks related to such party's performance of its obligations under this Agreement.

      3.3 Report Format; Maintenance of Copies. With respect to those CREDCO Products originating from the CREDCO host system (and not, for the avoidance of doubt, directly from one or more of the Repositories) (i) CREDCO will provide CREDCO Products to the DealerTrack Companies in the same consistent formats as CREDCO provides to its other Automobile clients, unless the parties mutually agree to the contrary, and (ii) CREDCO may vary such format from time to time upon 180 days notice to the DealerTrack Companies. Subject to Section 3.2(b), in the event a DealerTrack Company receives a CREDCO Product in raw data format, the DealerTrack Companies agree to keep a copy of such CREDCO Product in the original raw data format in which it received such CREDCO Product from CREDCO or one of the Repositories for a period not to exceed the period set forth in
Section 3.2(b) above.

      3.4 Regulatory Requirements. In order to receive CREDCO Products, each DealerTrack Participating Customer must have and continue to have, a permissible purpose under the Fair Credit Reporting Act, 15 USC Section 1681 et seq ("FCRA"). CREDCO agrees that its marketing and other communications to prospective and actual DealerTrack Participating Customers will accurately reflect these requirements. To the extent that a DealerTrack Company distributes marketing or other communications to prospective and actual DealerTrack Participating Customers, such material and communications will reflect these requirements. CREDCO represents, warrants and covenants to the DealerTrack Companies, and each DealerTrack Company represents, warrants and covenants to CREDCO that its performance of this Agreement will at all times comply with the FCRA and all other applicable federal and state laws. CREDCO and each DealerTrack Company shall be responsible for its own compliance with all laws affecting its performance of this Agreement.

      3.5 Right to Terminate or Suspend Access. CREDCO reserves the right to suspend or terminate any DealerTrack Participating Customer's access to CREDCO Products as provided in the appropriate Customer Documents. The DealerTrack Companies reserve the right to suspend or terminate any DealerTrack Participating Customer's access to the DealerTrack Network as provided in the agreement or agreements or terms of use with respect thereto. CREDCO, on the one hand, and the DealerTrack Companies, on the other hand, agree to use commercially reasonable efforts to provide each other with notice before taking any such action unless prompt action is required, in which case such notice shall be provided as soon as reasonably possible.

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DealerTrack Joint Marketing Agreement
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                                   SECTION 4.

                              MARKETING ACTIVITIES

      4.1 General. Subject to any restrictions, limitations or contrary obligations of any DealerTrack Company under any Existing Arrangements, the DealerTrack Companies that offer credit bureau reports through the DealerTrack Network will use good faith efforts, at their own expense, to promote, market and offer CREDCO Products to Customers which are not ADP DMS Dealers or R+R DMS Dealers, except to the extent ADP or R+R, respectively, permits the DealerTrack Companies to so promote, market and offer CREDCO Products to ADP DMS Dealers or R+R DMS Dealers, respectively. CREDCO will cooperate with the DealerTrack Companies in promoting, marketing and offering CREDCO Products and will provide reasonable marketing, technical assistance and training, at CREDCO's own expense to the DealerTrack Companies' personnel to ensure that the features and benefits of CREDCO Products are understood.

      4.2 Promotional and User Materials. CREDCO will provide reasonable assistance to the DealerTrack Companies in developing and producing material promoting CREDCO Products, including providing materials that the DealerTrack Companies may use to develop a user manual. If a DealerTrack Company desires to use CREDCO marketing materials, and CREDCO desires to provide such materials, CREDCO will provide such materials at no cost to such DealerTrack Company.

      4.3 Name Usage. No DealerTrack Company will publish, distribute, or otherwise release any written materials mentioning CREDCO by name or concerning CREDCO Products (other than materials prepared by CREDCO) to prospective or actual DealerTrack Participating Customers without CREDCO's prior written approval, which approval will not be unreasonably withheld or delayed; provided, however, that any DealerTrack Company shall have the ability to mention in promotional materials that CREDCO Products are available through the DealerTrack Network. CREDCO will not publish, distribute, or otherwise release any written materials mentioning any DealerTrack Company by name or concerning the DealerTrack Network (other than materials prepared by a DealerTrack Company) to prospective or actual DealerTrack Participating Customers without such DealerTrack Company's prior written approval, which approval will not be unreasonably withheld or delayed; provided, however, that CREDCO shall have the ability to mention in promotional materials that CREDCO Products are available on the DealerTrack Network. Notwithstanding the foregoing, each party shall have the right to withdraw any approvals granted by it under this Section 4.3, and/or the other party's ability to mention its name under this Section, as reasonably necessary to protect its goodwill, reputation and trademark rights.

      4.4 Reporting. The parties will mutually agree as to the type and content of reporting under this Agreement and the frequency and method of the distribution of such reports, and shall use commercially reasonable efforts to provide the following reports in a commercially reasonable timeframe; (a) monthly activity reports, and (b) periodic reports containing enough information to enable CREDCO to identify each DealerTrack Participating Customer that has either changed or added a non-CREDCO credit report subscriber number, account number, access code or similar code from the DealerTrack Network and/or removed or changed CREDCO's subscriber number, account number, access code or similar code from the DealerTrack Network.

                                   SECTION 5.

                 SUPPORT, SERVICE, AND LIAISON RESPONSIBILITIES

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DealerTrack Joint Marketing Agreement
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      5.1 DealerTrack Network; User Interfaces. The DealerTrack Companies are
solely responsible for all matters related to the design, maintenance, and support of the DealerTrack Network, including functionality related to the receipt of CREDCO Products from CREDCO, enabling DealerTrack Participating Customers to manipulate CREDCO Products that they have ordered, security procedures and all other related matters. CREDCO will provide a DealerTrack Companies with technical assistance reasonably required by such DealerTrack Company from time to time in order to enable such DealerTrack Company to receive, and DealerTrack Participating Customers to access, CREDCO Products through the DealerTrack Network. The DealerTrack Companies will provide necessary support to assist CREDCO during normal business hours for requests related to the receipt of CREDCO Products through the DealerTrack Network.

      5.2 CREDCO Systems. CREDCO is solely responsible for all matters related to the design, maintenance, and support of the CREDCO Systems, including functionality relating to the transmission of CREDCO Products to the DealerTrack Network, security procedures and all other related matters.

      5.3. Report Content and Consumer Disputes. With respect to those CREDCO Products originating from the CREDCO host system (and not, for the avoidance of doubt, directly from one or more of the Repositories), all questions related to the content of CREDCO Products, consumer disputes and inquiries regarding CREDCO Products, and matters relating to the credit reporting laws will be the responsibility of CREDCO. For such purpose, CREDCO personnel will be available by telephone during normal business hours to assist (i) the DealerTrack Companies in responding to requests from DealerTrack Participating Customers regarding such matters and (ii) DealerTrack Participating Customers regarding such matters.

      5.4 Liaison. DealerTrack and CREDCO will each designate a project manager and backup manager to provide liaison functions in connection with this Agreement, as well as any other liaison personnel that the parties mutually determine to be necessary or convenient. The project managers shall attempt to meet at least once per quarter or with such frequency as DealerTrack and CREDCO shall agree.

      5.5 Enhancements; New Products and Services. If CREDCO desires to make any enhancements or modifications to the CREDCO Products which would require any change to the DealerTrack Network, CREDCO shall give the DealerTrack Companies reasonable advance notice of such change and, if a DealerTrack Company would incur any material costs, as determined by DealerTrack, in connection with such enhancements or modifications, CREDCO, on the one hand, and the DealerTrack Companies, on the other hand, shall mutually agree on a cost-sharing arrangement prior to implementing such enhancements or modifications. If CREDCO desires to offer any new products or services to Customers, CREDCO shall give the DealerTrack Companies reasonable advance notice of such new products or services and, if the parties mutually agree to implement such new products or services, CREDCO, on the one hand, and the DealerTrack Companies, on the other hand, shall negotiate in good faith on a revenue-sharing and cost-sharing arrangement with respect to the delivery of such new products and services over the DealerTrack Network.

                                    SECTION 6

                     FEES AND CHARGES; MOST FAVORED NATIONS

DealerTrack Joint Marketing Agreement

      6.1 CREDCO Report Fees. CREDCO shall charge a DealerTrack Participating Customer for each CREDCO Product ordered by the DealerTrack Participating Customer and transmitted by CREDCO to the DealerTrack Participating Customer through the DealerTrack Network in accordance with the terms of CREDCO's then-current pricing list for such reports (the "CREDCO Report Fees"); provided, however, that for a period of time, the length of which shall be determined by CREDCO in its sole and unfettered discretion, Assigned DT Bureau Customers, Subcontracted DT Bureau Customers, Assigned COL Bureau Customers and Subcontracted COL Bureau Customers shall continue on their current pricing. A copy of CREDCO's current pricing is attached as Exhibit B. CREDCO may change the CREDCO Report Fees upon sixty (60) days prior written notice to DealerTrack. The DealerTrack Companies agree that all marketing, promoting and offering of CREDCO Products performed by a DealerTrack Company, if any, will reflect the then-current CREDCO Report Fees, provided that CREDCO has provided the DealerTrack Companies with reasonable advance notice of such fees. CREDCO will update its marketing materials to reflect all current CREDCO Report Fees at all times, and CREDCO will reimburse the DealerTrack Companies for any and all expenses reasonably incurred by the DealerTrack Companies as a result of changes in the CREDCO Report Fees. Any deviation in pricing offered by a DealerTrack Company must be approved, in advance, and in writing by CREDCO.

      6.2 Sales Taxes and State Surcharges. The CREDCO Report Fees do not include applicable sales, use, and excise taxes (together, "Sales Taxes") or special surcharges in states in which regulatory requirements materially increase CREDCO's cost of providing CREDCO Reports with respect to consumers with a past or present connection to such state ("State Surcharges"). CREDCO shall invoice the applicable DealerTrack Participating Customers for any applicable Sales Taxes and State Surcharges; provided, however, that if CREDCO and a DealerTrack Company agrees that such DealerTrack Company shall be responsible for invoicing the applicable DealerTrack Participating Customer for any applicable Sales Taxes and State Surcharges, CREDCO will calculate the amount of such Sales Taxes and State Surcharges with respect to each applicable DealerTrack Participating Customer and shall provide such calculations to such DealerTrack Company at the same time that necessary information is provided to such DealerTrack Company under Section 6.5 and in no event later than 4 business days after the end of each calendar month; provided, however, that if a DealerTrack Company is responsible for invoicing the applicable DealerTrack Participating Customer, CREDCO's obligation to calculate the amount of such Sales Taxes and State Surcharges and provide such calculations to such DealerTrack Company shall be dependent upon such DealerTrack Company providing the Dealer and consumer location information, as applicable, necessary for such calculation to CREDCO.

      6.3 Inspection Fee. Subject to Section 2.2 and if otherwise applicable, CREDCO shall charge DealerTrack Participating Customers the Inspection Fee to cover the cost of the physical inspection. CREDCO's current Inspection Fee is indicated on Exhibit C. and CREDCO may change such fee from time to time upon reasonable, but no less than 60 calendar days, prior notice to DealerTrack.

      6.4 DealerTrack Fees.

      6.4.1 Fees. Subject to Section 6.4.2, with respect to each CREDCO Credit Report or Instant Merge Report transmitted to a DealerTrack Participating Customer through the DealerTrack Network, and provided the DealerTrack Participating Customer uses the Instant Merge or other CREDCO account number and password provided to it by CREDCO, CREDCO shall pay the applicable DealerTrack
Company:

DealerTrack Joint Marketing Agreement

            (a) If the DealerTrack Participating Customer (1) is an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (2) is an Active CREDCO Customer and (3) is not a Re-Contracted Customer: $0.405;

            (b) If the DealerTrack Participating Customer (1) is an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (2) is not an Active CREDCO Customer and (3) is not a Re-Contracted Customer: $0.405;

            (c) If the DealerTrack Participating Customer (1) is an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (2) is an Active CREDCO Customer, (3) is an Active DealerTrack Customer and (4) is a Re-Contracted
Customer: $0.405;

            (d) If the DealerTrack Participating Customer (1) is an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (2) is not an Active CREDCO Customer, (3) is an Active DealerTrack Customer and (4) is a Re-Contracted Customer: $0.405;

            (e) If the DealerTrack Participating Customer (1) is an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer, (2) is not an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer and (3) is not an Active CREDCO Customer: $0.405;

            (f) If the DealerTrack Participating Customer (1) is an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer, (2) is not an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (3) is an Active CREDCO Customer and (4) is either an ADP DMS Dealer or a R+R DMS Dealer: $0.405;

            (g) If the DealerTrack Participating Customer (1) is an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer, (2) is not an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer, (3) is an Active CREDCO Customer and (4) is not either an ADP DMS Dealer or a R+R DMS Dealer: the applicable fees set forth on Exhibit D;

            (h) If the DealerTrack Participating Customer (1) is not an Assigned DT Bureau Customer, a Subcontracted DT Bureau Customer, an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer and (2) is an ADP DMS Dealer:
$0.405;

            (i) If the DealerTrack Participating Customer is (1) not an Assigned DT Bureau Customer, a Subcontracted DT Bureau Customer, an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer and (2) is a R+R DMS Dealer:
$0.405; and

            (j) If the DealerTrack Participating Customer is (1) not an Assigned DT Bureau Customer, a Subcontracted DT Bureau Customer, an Assigned COL Bureau Customer or a Subcontracted COL Bureau Customer and (2) is not either an ADP DMS Dealer or a R+R DMS Dealer: the applicable fees set forth on Exhibit D;

it being understood that the transmission of any one CREDCO Credit Report or Instant Merge Report will fall into only one of the foregoing categories.

DealerTrack Joint Marketing Agreement

            For purposes of Section 6.4, the following words and phrases shall have the following meanings:

      "Active CREDCO Customer" means a dealer which has purchased at least one CREDCO Credit Reports and/or Instant Merge Report (whether through R+R (irrespective of the branding of any such report) or any of its Affiliates, CREDCO or any of its Affiliates or otherwise) during the period between January 1, 2003 and February 4, 2003.

      "Active DealerTrack Customer" means a dealer which has purchased at least one credit bureau report using a DT subscriber code (other than COL) during the period between January 1, 2003 and February 4, 2003.

      "Re-Contracted Customer" means an Assigned DT Bureau Customer or a Subcontracted DT Bureau Customer which is receiving CREDCO Credit Reports or Instant Merge Reports pursuant to an agreement entered into between CREDCO and such Customer after the date of this Agreement.

      6.4.2 Maximum Payment; Adjustments.

      (a) The total amount payable by CREDCO to all DealerTrack Companies pursuant to Section 6.4.1 (i) shall not exceed $95,000 during the one-year period beginning on the date on which integration between the DealerTrack Network and the systems through which CREDCO delivers CREDCO Products is complete and during each subsequent one-year period.

      (b) The total amount payable by CREDCO to all DealerTrack Companies pursuant to Section 6.4.1 (a) and Section 6.4.1 (c), collectively, shall not exceed the sum of (i) the product of the applicable fee under Section 6.4.1 (a) and the average number of credit bureau reports purchased from DT, or from the Repositories using a DT subscriber code, by the Assigned DT Bureau Customers and Subcontracted DT Bureau Customers described in Section 6.4.1 (a) for the full three calendar months prior to the date of this Agreement and (ii) the product of the applicable fee under Section 6.4.1 (c) and the average number of credit bureau reports purchased from DT, or from the Repositories using a DT subscriber code, by the Assigned DT Bureau Customers and Subcontracted DT Bureau Customers described in Section 6.4.1 (c) for the full three calendar months prior to the date of this Agreement.

      (c) The total amount payable by CREDCO to all DealerTrack Companies pursuant to Section 6.4.1 (f) and Section 6.4.1 (g), collectively, shall not exceed the sum of (i) the product of the applicable fee under Section 6.4.1 (f) and the average number of credit bureau reports purchased from COL, or from the Repositories using a COL subscriber code, by the Assigned COL Bureau Customers and Subcontracted COL Bureau Customers described in Section 6.4.1 (f) for the full three calendar months prior to the date of this Agreement and (ii) the product of the applicable fee under Section 6.4.1 (g) and the average number of credit bureau reports purchased from COL, or from the Repositories using a DT or Parent subscriber code, by the Assigned COL Bureau Customers and Subcontracted DT Bureau Customers described in Section 6.4.1 (g) for the full three calendar months prior to the date of this Agreement.

      (d) To the extent the amount payable by CREDCO to a DealerTrack Company in
Section 6.4.1 is determined by reference to Exhibit D, to the extent that CREDCO modifies its CREDCO Report Fees, either generally or for specific DealerTrack Participating Customers, a proportionate adjustment will be made in the amount of the fee payable to such DealerTrack Company thereunder; provided.

DealerTrack Joint Marketing Agreement
however, that for purposes of determining the amount of any such proportionate adjustment any increase in the CREDCO Report Fees shall be determined by subtracting any increase in the price charged CREDCO by the Repositories from any increase in the applicable CREDCO Report Fee.

      6.4.3 General. The fees payable by CREDCO to a DealerTrack Company pursuant to Section 6.4.1 (collectively, the "DealerTrack Fees") will be remitted to such DealerTrack Company within forty-five (45) days following the end of each calendar month. DealerTrack Fees are payable only out of CREDCO Report Fees actually collected from the applicable DealerTrack Participating Customer. If CREDCO refunds or reverses a CREDCO Report Fee with respect to which CREDCO has paid a DealerTrack Fee, CREDCO shall have the right to make appropriate adjustments to subsequent DealerTrack Fees.

      6.5 Billing and Collections. With respect to those DealerTrack Participating Customers (including, without limitation, Assigned DT Bureau Customers, Subcontracted DT Bureau Customers, Assigned COL Customers, Subcontracted COL Bureau Customers) receiving (i) CREDCO Products from the CREDCO host system or (ii) CREDCO Credit Reports from the Repositories using a CREDCO subscriber code, CREDCO will be responsible for billings and collections from such DealerTrack Participating Customers. Subject to the foregoing, the parties agree to work together in good faith to determine the most efficient and economic manner to provide for billing and collecting from DealerTrack Participating Customers.

      6.6 Lease Line Charges. DT will be responsible for all fees and charges incurred in connection with the Lease Line.

      6.7 Interface. The DealerTrack Companies, on the one hand, and CREDCO, on the other hand, agree to use their respective commercially reasonable best efforts to build all required interfaces between the DealerTrack Network and CREDCO's systems with respect to the delivery of CREDCO Products. The DealerTrack Companies, on the one hand, and CREDCO, on the other hand will be responsible for their or its, respectively, own expenses related to building, implementation, refinements and enhancements of their or its, respectively, systems and services. The DealerTrack Companies, on the one hand, and CREDCO, on the other hand further acknowledge and agree that the other shall retain all rights to their or its, respectively, applications, technology, interfaces and other intellectual property, including any derivative works and other refinements and enhancements thereof.

      6.8 CREDCO Interface Incentive. CREDCO agrees to pay DT twenty-five thousand dollars ($25,000.00) if the completion, as approved and determined by CREDCO, of the interface between the DealerTrack Network and the Instant Merge system (and other CREDCO systems necessary for the delivery to Customers of CREDCO Products) is completed within 75 days of the date of this Agreement.

      6.9 Most Favored Nations.

            (a) Features and Functionality of DealerTrack Systems. Except with respect to the Existing Arrangements, and provided that CREDCO is not in breach of this Agreement, the DealerTrack Companies agree that the aspect of the DealerTrack Network through which Customers (1) sign-up, order and/or receive,
(2) have the opportunity to sign-up, order and/or receive, (3) view, (4) manipulate, (5) analyze and (6) handle CREDCO Products shall have no fewer features and no less functionality than that aspect of the DealerTrack Network through which Customers perform such functions with

DealerTrack Joint Marketing Agreement
respect to credit bureau reports and similar products originating from any other person or entity (including any other Credit Bureau Report Provider) and delivered through such systems or applications.

            (b) Features and Functionality of the CREDCO System. CREDCO agrees that the aspect of the CREDCO systems through which CREDCO distributes CREDCO Products to DealerTrack Participating Customers shall have no fewer features and no less functionality than that aspect of the CREDCO systems through which CREDCO delivers CREDCO Products to or through other distributors.

      2.1 (c) Price; Terms. Except with respect to R+R, ADP and each of their respective Affiliates and excluding Sections 6.4.2(a), (b) and (c), CREDCO agrees that it presently does not and in the future will not (i) pay any distributor of CREDCO Products to automobile dealers with an average monthly distribution volume (over the previous 6 fully completed calendar months) of CREDCO Products that is within 3% of the average monthly volume (over the previous 6 fully completed calendar months) of CREDCO Products distributed collectively by the DealerTrack Companies a fee that is greater than the applicable fee set forth in Section 6.4.1 (excluding the effects of Section 6.4.2(a), (b) and (c)) and/or (ii) grant any distributor of CREDCO Products to Dealers with an average monthly distribution volume (over the previous 6 fully completed calendar months) of CREDCO Products that is within 3% of the average monthly volume (over the previous 6 fully completed calendar months) of CREDCO Products distributed collectively by the DealerTrack Companies other terms that are more favorable than the other terms granted to CREDCO in this Agreement.

            (d) Preferred Placement. Subject to any preferences accorded to any party in the Existing Arrangements, the DealerTrack Companies will give preferred placement of CREDCO Products on the DealerTrack Web Product, as determined by DealerTrack in its reasonable discretion.

            (e) CREDCO Remedy. In addition to any remedies provided by applicable law, if CREDCO, in its reasonable determination, believes that the covenant set forth in Section 6.9(a) has been breached CREDCO and the relevant DealerTrack Company shall use their respective commercially reasonable best efforts to bring such DealerTrack Company into compliance.

            (f) DealerTrack Remedy. In addition to any remedy provided by applicable law, if DT, in its reasonable determination, believes that the covenant set forth in Section 6.9(b) has been breached, CREDCO and the DealerTrack Companies shall use their respective commercially reasonable best efforts to bring CREDCO into compliance.

            (g) MFN Audit Rights. During the term of this Agreement, and for a period of one year thereafter, each of the DealerTrack Companies, on the one hand, and CREDCO, on the other hand, shall have the right to audit the books and records of CREDCO and the DealerTrack Companies, respectively, are relevant to the DealerTrack Companies and CREDCO, respectively, enforcing its rights under
Section 6; provided, however, that all audits must be conducted by an independent auditor selected by the party conducting the audit (the "Auditing Party"), other than such party's usual independent auditors, at the Auditing Party's expense. The Auditing Party's independent auditor shall have the right upon no less than 30 days prior written notice to the other party (the "Audited Party") to review, no more than once every twelve months, or within 60 days of the Auditing Party's discovery of a material breach of this Section 6 by the Audited Party, during normal business hours, at the offices of

DealerTrack Joint Marketing Agreement
the Audited Party where such books and records are maintained and as reasonably appropriate; provided, however, that such audit may not be carried out in a way which would violate security policies which the Audited Party has undertaken to comply with. The Audited Party shall cooperate with Auditing Party in all reasonable respects regarding such audit.

                                    SECTION 7

                              TERM AND TERMINATION

      7.1 Term. Subject to Section 7.2, the initial term of this Agreement shall commence on the date hereof and shall end on the 10 year anniversary of the date hereof; provided, however, that the term shall automatically renew for successive one year renewal terms unless DealerTrack or CREDCO gives the other written notice of its election to terminate this Agreement at least one hundred-eighty (180) days prior to the expiration of the then current term.

      7.2 Termination for Cause. Parent, or any successor in interest, may terminate this Agreement upon thirty (30) days' written notice to CREDCO if any CREDCO breach of this Agreement remains uncured thirty (30) days after written notice thereof to CREDCO. CREDCO may terminate this Agreement upon thirty (30) days' written notice to Parent, DT and COL if any Parent, DT or COL breach of this Agreement remains uncured thirty (30) days after written notice thereof to Parent, DT and COL.

      7.3 Termination of COL Agreement. Upon the execution of this Agreement, that certain Joint Marketing Agreement, dated April 12, 2002, between COL and CREDCO, together with any modifications or amendments thereto, shall be terminated and of no further force and effect.

      7.4 Termination With Respect to DealerTrack Companies. DT shall have the right, upon notice to CREDCO to terminate this Agreement with respect to any DealerTrack Company, including COL, at any time any DealerTrack Companies (a) cease to be a controlled Affiliate of Parent, or (b) cease to offer credit bureau reports through the DealerTrack Network.

      7.5 Survival. Sections 6.9(g), 7.5, 8 (but only with respect to third party claims arising during the term of this Agreement), 9 and 10 shall survive any expiration or termination of this Agreement.

                                   SECTION 8.

                    INDEMNIFICATION; LIMITATION ON LIABILITY

      8.1 CREDCO Indemnity. CREDCO agrees to indemnify and hold harmless the DealerTrack Companies and their directors, officers, employees and Affiliates (the "DT Indemnified Parties") from and against any and all costs, damages, disbursements, expenses, liabilities, losses, penalties or settlements, including but not limited to, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, arising from any third party claims, suits or actions against the DT Indemnified Parties (a) in connection with the content of any CREDCO Product or CREDCO-supplied marketing materials, unless the content of such CREDCO Product or CREDCO-supplied marketing materials was altered, corrupted

DealerTrack Joint Marketing Agreement
or otherwise modified as a result of any action or inaction by a DealerTrack Company or any Affiliate thereof and/or as a result of the functioning of or malfunction in the DealerTrack Network, the DealerTrack Web Product or any other system of a DealerTrack Company or any Affiliate thereof, or (b) in connection with CREDCO's breach of any representation, warranty or covenant in Section 3.4.

      8.2 DealerTrack, DT and COL Indemnity. The DealerTrack Companies, jointly and severally, agree to indemnify and hold harmless CREDCO and its directors, officers, employees and Affiliates (the "CREDCO Indemnified Parties") from and against any and all costs, damages, disbursements, expenses, liabilities, losses, penalties or settlements, including but not limited to, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, arising from any third party claims, suits or actions against the CREDCO Indemnified Parties to the extent that such third party claims, suits or actions arise from (a) any alteration, corruption or modification of the content of any CREDCO Product in connection with the delivery or distribution of such CREDCO Product by any DealerTrack Company, including, without limitation, as a result of the functioning of or malfunction in the DealerTrack Network or any other system of a DealerTrack Company, or (b) Excluded Liabilities.

      8.3 No Consequential Damages. Except with respect to indemnification for third party claims under Sections 8.1 and 8.2, neither party shall be liable to the other party for any consequential, incidental, special or indirect damages under any legal theory or cause of action arising from or relating to this Agreement.

      8.4 Limitation on Liability. Neither party shall be liable to the other party under this Agreement for any reason, or under any legal theory, for monetary damages in excess of an aggregate amount of $5,000,000. In the event that any party's damages under this Agreement, in the aggregate, have reached the foregoing amount, such party shall have the right to terminate this Agreement upon thirty (30) days notice to the other party.

DealerTrack Joint Marketing Agreement

                                    SECTION 9

                            CONFIDENTIAL INFORMATION

      CREDCO and each of its Affiliates, on the one hand, and each of Parent and each DealerTrack Company, on the other hand, agree to use Confidential Information of the other only for the uses permitted in this Agreement, and will not disclose any such information to anyone else except its employees and agents with a need to know. CREDCO and each of its Affiliates, on the one hand, and each of Parent and each DealerTrack Company, on the other hand, agrees to use diligent efforts and at least the same degree of care that it uses to protect its own Confidential Information to prevent the unauthorized use and disclosure of the other's Confidential Information, including, without limitation, requiring its employees, Affiliates and agents to comply with the foregoing requirements. For purposes of this Agreement, the "Confidential Information" of a person includes all proprietary information of a person designated to the recipient of such Confidential Information as confidential or proprietary, and any other information, whether or not so designated, that is of such a nature that the receiving person should reasonably realize that unauthorized disclosure would be likely to cause significant competitive detriment to the disclosing person, including, without limitation, the customer list of any person, customer activity of any person and any and all matters relating to pricing (other than the quotation to a Dealer of CREDCO's retail pricing). CREDCO and each of its Affiliates, on the one hand, and each of Parent and each DealerTrack Company, on the other hand, agree to keep the terms of this Agreement and all exhibits confidential, except that CREDCO may disclose relevant portions of this Agreement to any of the Repositories upon written request.

                                   SECTION 10

                                    GENERAL

      (a) CREDCO, on the one hand, and each DealerTrack Company, on the other hand, are independent contractors with respect to the transactions subject to this Agreement, and neither CREDCO, on the one hand, nor any DealerTrack Company, on the other hand, shall in any way represent itself as an agent, employee, joint-venturer, or general representative of the other. This does not in any way preclude joint advertising and selling efforts.

      (b) All notices shall be in writing and shall be delivered to the addresses indicated on the first paragraph of this Agreement to the attention of the persons specified below, or to such other addresses and persons that the parties may specify by notice given pursuant hereto. Notices to Parent and/or the DealerTrack Companies shall be sent to the attention of Mark O'Neil and Eric Jacobs at 105 Maxess Road, Melville, NY 11747, Fax: 631-486-1602, and notices to CREDCO shall be sent to the attention of S. Todd Bishop and Patrick Colbert at 12395 First American Way, Poway, California 92064, Fax: 619- 938-7018. Written notices sent as provided above shall be deemed to have been given and received on the earlier of (a) the date of receipt of sent by personal delivery or facsimile, (b) one business day after sending by overnight courier, or (c) three business days after deposit in the U.S. mail (certified or registered) whichever is applicable.

      (c) This Agreement shall not be changed, modified, or amended, except by a writing signed by all parties hereto.

DealerTrack Joint Marketing Agreement

      (d) This Agreement (including the recitals and exhibits hereto) sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all existing agreements and all other communications, whether written or oral, between them concerning such subject matter.

      (e) THERE ARE NO REPRESENTATIONS, WARRANTIES OR AGREEMENTS OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OTHER THAN THOSE EXPLICITLY SET FORTH HEREIN (INCLUDING ANY EXHIBIT ATTACHED HERETO). THE PARTIES HEREBY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      (f) Neither party may assign this Agreement (whether voluntarily, pursuant to sale, merger, change in control, or any similar transaction, by operation of law, or otherwise) without the written consent of the other party, and any such purported assignment shall have no affect.

      (g) This Agreement is intended for the benefit of, and may be enforced solely by, the parties hereto and their successors and permitted assigns, and no third party (including without limitation, any DealerTrack Participating Customer) shall have any rights in connection with this Agreement.

      (h) This Agreement shall be governed by the laws of the state of California without reference to the principles of conflict of laws of such state.

      (i) For purposes of this Agreement, an "Affiliate" of a person means an entity which is controlled by such person, controls such person, or is under common control with such person. Defined terms in this agreement include the plural and the singular.

      (j) Parent agrees to cause its controlled Affiliates that offer credit bureau reports through the DealerTrack Network (which the parties agree are DT and COL as of the date hereof) to comply with the terms of this Agreement. In the event Parent offers access to the DealerTrack Network, Parent agrees to abide by the terms of this Agreement as though it were a DealerTrack Company.

      (k) For the avoidance of doubt, the only exhibits to this Agreement are Exhibits B, C and D.

DealerTrack Joint Marketing Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, effective as of the first date written above.

FIRST AMERICAN REAL ESTATE SOLUTIONS,       DEALERTRACK HOLDINGS, INC. (only for
LLC                                         purposes of Sections 7.2, 9 and 10)

By:                                         By: ________________________________
    --------------------------


DEALERTRACK, INC.                           CREDIT ONLINE, INC.

By: ________________________________        By:
                                                --------------------------------


                                       S-1


DealerTrack Joint Marketing Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, effective as of the first date written above.

FIRST AMERICAN REAL ESTATE SOLUTIONS,       DEALERTRACK HOLDINGS, INC. (only for
LLC                                         purposes of Sections 7.2, 9 and 10)

By: ________________________________        By:
                                                --------------------------------

DEALERTRACK, INC.                           CREDIT ONLINE, INC.

By: /s/ [ILLEGIBLE]                         By: ________________________________
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DealerTrack Joint Marketing Agreement